Exhibit 99.1

AIR Communities’ Stockholders Approve

Acquisition by Blackstone Real Estate

DENVER, CO – June 25, 2024 – Apartment Income REIT Corp. (NYSE: AIRC) (the “Company”) today announced that, at the concluded special meeting of stockholders held earlier today, its stockholders approved the all-cash acquisition of the Company by Blackstone Real Estate Partners X (“Blackstone”).

The Company will provide final vote results for the special meeting, as certified by the independent Inspector of Election, on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

As previously announced, the Company and affiliates of Blackstone have entered into a definitive merger agreement, pursuant to which such affiliates have agreed to acquire the outstanding shares of common stock of the Company for $39.12 per share. The proposed acquisition is expected to be completed on or about June 28, 2024, subject to the satisfaction or waiver of customary closing conditions.

About Apartment Income REIT Corp. (AIR Communities)

Apartment Income REIT Corp (NYSE: AIRC) is a publicly traded, self-administered real estate investment trust. AIR’s portfolio comprises 77 communities totaling 27,385 apartment homes located in 10 states and the District of Columbia. AIR offers a simple, predictable business model with focus on what we call the AIR Edge, the cumulative result of our focus on resident selection, satisfaction, and retention, as well as relentless innovation in delivering best-in-class property management. The AIR Edge is a durable operating advantage in driving organic growth, as well as making possible the opportunity for excess returns for properties new to AIR’s platform. For additional information, please visit aircommunities.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the merger, including financial estimates and statements as to the expected timing, completion and effects of the merger. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding the merger, are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the parties’ ability to complete the merger on the anticipated terms and timing, or at all, and the parties’ ability to satisfy the other conditions to the completion of the merger; (ii) potential litigation relating to the merger that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the merger will harm the Company’s business, including current plans and operations, including during the pendency of the merger; (iv) the ability of the Company to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (vi) legislative, regulatory and economic developments; (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (viii) certain restrictions during the pendency of the merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (x) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring the Company to pay a termination fee; (xii) those risks and uncertainties set forth under the headings “Special Note Regarding Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time, which are available via the SEC’s website at www.sec.gov; and (xiii) those risks that are described in the definitive proxy statement that was filed with the SEC on May 21, 2024.

These risks, as well as other risks associated with the merger, are more fully discussed in the proxy statement filed by the Company with the SEC in connection with the merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

Contacts

AIR Communities:
Matthew O’Grady, Executive Vice President, Capital Markets
(303) 691-4566
matthew.ogrady@aircommunities.com